               OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES
                     OF COMMON STOCK AND ASSOCIATED RIGHTS
                OF IMO INDUSTRIES INC. AT $7.05 NET PER SHARE BY
                              II ACQUISITION CORP.

August 21, 1997

     To Participants in the Imo Industries Inc. Employees Stock Savings Plan:

     By letter from Eagle Trust Company, now known as SEI Trust Company (the "Trustee"), dated July 31, 1997 (the "July 31 Letter"), you received an Offer to Purchase Imo Industries Inc. Common Stock and Rights (collectively, the "Shares") at a purchase price of $7.05 per Share. The July 31 Letter informed you that Shares held for your account, in the Imo Industries Inc. Employees Stock Savings Plan (the "Plan") could be tendered only by the Trustee as the Shares' holder of record.

     The July 31 Letter further asked whether you wished to have the Trustee tender any or all of the Shares held in your Plan account, upon the terms and conditions set forth in the Offer.

     THE IMO INDUSTRIES INC. BOARD OF DIRECTORS RECOMMENDS THAT ALL IMO STOCKHOLDERS TENDER THEIR SHARES PURSUANT TO THE OFFER.

     The Plan has been amended, including a provision amending tender offer procedures (the "Amendment"). The Amendment does not change your right to instruct the Trustee to tender any or all of the Shares held in your Plan account, as set forth in the Offer. The Amendment provides that if the Trustee receives no instructions from a Plan participant regarding any Shares in the participant's Plan account, the Trustee may determine, as it deems appropriate in its sole judgment, whether to tender such Shares.

     IF YOU PREVIOUSLY NOTIFIED THE TRUSTEE TO TENDER THE SHARES HELD IN YOUR PLAN ACCOUNT, NO FURTHER ACTION BY YOU IS REQUIRED.

     If you desire to change written instructions you previously gave to the Trustee regarding the Offer, or if you have not given any such instructions, you may complete the form on the other side of this letter, and mail it in the enclosed envelope. Please note that this form should be received by the Depositary for the Offer prior to 5:00 PM New York time on Monday, August 25, 1997, to permit the Trustee ample time to tender Shares prior to the expiration of the Offer. If this form is properly completed and timely received by the Depositary for the Offer, it will supersede any previous instructions the Trustee received regarding Shares held in your Plan account.

     Capitalized terms used herein which are defined in the July 31 Letter shall have the meaning assigned to them in the July 31 Letter. Except as otherwise specified herein, this letter dated August 21, 1997 is in all respects subject to the provisions of the July 31 Letter.

                                          Very truly yours,

                                          SEI Trust Company
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                   INSTRUCTIONS WITH RESPECT TO THE OFFER TO
                       PURCHASE FOR CASH ALL OUTSTANDING
                           SHARES OF COMMON STOCK AND
                    ASSOCIATED RIGHTS OF IMO INDUSTRIES INC.

     The undersigned acknowledge(s) receipt of your August 21, 1997 letter, the July 31 Letter, the Offer to Purchase (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by II Acquisition Corp., a Delaware corporation (the "Purchaser") and an affiliate of Constellation Capital Partners LLC, a private investment firm, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Imo Industries Inc., a Delaware corporation (the "Company"), and each associated right to purchase shares of the Company's Series B Junior Participating Preferred Stock (individually, a "Right" and collectively, the "Rights") issued pursuant to the Rights Agreement dated as of April 30, 1997, as amended, between the Company and First Chicago Trust Company of New York (such shares of Common Stock and the Rights collectively referred to as the "Shares").

     This will instruct you whether to tender to the Purchaser the number of Shares indicated below which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

All Shares to be Tendered  [ ]
No Shares to be Tendered  [ ]
Number of Shares to be Tendered
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                                   SIGN HERE

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                                  SIGNATURE(S)

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                                 PRINT NAME(S)

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                       AREA CODE AND TELEPHONE NUMBER(S)

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                           TAXPAYER IDENTIFICATION OR
                           SOCIAL SECURITY NUMBER(S)

     Questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers listed below.
                    THE INFORMATION AGENT FOR THE OFFER IS:

                             D.F. KING & CO., INC.
                         CALL TOLL FREE: (800) 549-6650
                                       OR
                                 CALL COLLECT:
                                 (212) 269-5550

                      THE DEALER MANAGER FOR THE OFFER IS:

                              SCHRODER & CO. INC.
                              THE EQUITABLE CENTER
                               787 SEVENTH AVENUE
                         NEW YORK, NEW YORK 10019-6014

                         CALL TOLL FREE: (800) 426-7209